Exhibit (i)

Thrivent Mutual Funds

625 Fourth Avenue South

Minneapolis, Minnesota 55415

February 25, 2010

Thrivent Mutual Funds

625 Fourth Avenue South

Minneapolis, Minnesota 55415

Ladies and Gentlemen:

As counsel to the Thrivent Mutual Funds (the “Trust”), I hereby consent to the incorporation of my opinion regarding the legality of the shares of the Trust’s Registration Statement to which this consent letter is attached as an Exhibit. My legal opinion appeared as an Exhibit to Post-Effective Amendment No. 65 to the Trust’s Registration Statement on Form N-1A (Registration Number 33-12911), which was filed with the Securities and Exchange Commission on December 7, 2009.

Sincerely,

/s/ John L. Sullivan
John L. Sullivan
Assistant Secretary